法律意见书

美国证券交易所 A 板

（**Market Exhibit A**）：

本人伊憬，是中华人民共和国执业律师（执业证号 14401199810165894，详见附件⑦），受 Sino Agro Food, Inc.委托，就以下问题进行法律审查并提供法律意见。

经本律师审查，Sino Agro Food, Inc.控股的以下公司企业均是在中华人民共和国境内依法注册、受政府许可的合法企业：

1、 广州市一力那威贸易有限公司（详见附件①）；

2、 江门市恒生态农业有限公司（详见附件②）；

3、 江门市恒美牧业发展有限公司（详见附件③）；

4、 青海三江一力农业有限公司（详见附件④）；

5、 江门市一力渔业发展有限公司（详见附件⑤）；

6、 湖南盛华一力农业有限公司（附件⑥）。

以上企业之合法权益，均受中华人民共和国法律保护。

特此证明。

中华人民共和国执业律师

伊憬（签字）

2013 年 7 月 31 日星期三

总所地址：
广州市体育东路122号羊城国际商贸中心东塔七层
电话：020-38870111 传真：020-38870222 邮编：510620
Http：//www.guangzhoulaw.cn
E-mail：fz@guangzhoulaw.cn

深圳分所地址：
深圳市福田区滨河大道9003号湖北大厦南区20E
电话：0755-83566190 邮编：518048
传真：0755-83566180
E-mail:everwinlawyersz@163.com

东莞分所地址：
东莞市南城区簪花路华凯活力中心1107室
电话：0769-23180020 邮编：523000
传真：0769-23180019
E-mail:fzsb_dg@163.com

Attorney Opinion Letter

(Market Exhibit A) :

I,Mr. Yi Jing, is a practicing attorney of law of the People's Republic of China (Certificate Number : 14401199810165894, See Annex 7).

I confirmed that I am engaged by Sino Agro Food, Inc. (SIAF) to conduct a legal review and provide a legal opinion on the following issues:

This legal review, Sino Agro Food, Inc. confirms that the equity holdings of SIAF in the investee companies listed below are properly registered in accordance with the laws of the People's Republic of China:

1 .Guangzhou City A Power Nawei Trading Co.Ltd (See annex ①

2. Jiangmen City Heng Sheng Tai Agriculture Development Co.Ltd (See annex ②

3. Jiangmen City Hang Mei Cattle Farm Development Co.Ltd (See annex ③

4. Qinghai Sanjiang A Power Agriculture Co. Ltd (See annex ④

5. Jiangmen City A Power Fishery Development Co. Ltd (See annex ⑤

6. Hunan Shenghua A Power Agriculture Co. Ltd (See annex ⑥

The legitimate rights and interests of the enterprises are lawful registered in the name of SIAF, are compiled and regulated within the laws of People's Republic of China.

Legal Opinion Issued by Lawyer of
The People's Republic of China.

(Signature)
July 31, Wednesday , 2013

附件⑦

本证为持证人依法获准律师执业的有效证件。持证人执业应当出示本证，请司法机关和有关单位、个人予以协助。

中华人民共和国司法部

中华人民共和国
律师执业证

Lawyer's License
People's Republic of China

中华人民共和国司法部监制

执业机构：广东法制盛邦律师事务所

执业证类别：专职律师

执业证号：14401199810165894

法律职业资格或律师资格证号：559765110163

发证机关：广东省司法厅（印章：广东省司法厅 律师执业证 专用）

发证日期：2010 年 [illegible] 月 [illegible] 日



持证人：伊憬

性别：男

身份证号：110108196511220013